Exhibit 2.2


                   Century Electronics Manufacturing, Inc.
                             274 Cedar Hill Road
                            Marlborough, MA 01752



                                                 July 30, 1999


Amitek Corporation
1701 Clint Moore Road
Boca Raton, FL 33487
Attention: Mr. Myung Ho Park, President


       Re:  Agreement and Plan of Merger (the "Merger Agreement"), by and
            among Century Electronics Manufacturing, Inc., a Delaware corporation (the "Buyer"), Amitek Corporation, a Florida corporation ("Amitek"), and Myung Ho Park and Yoon Jung Park (the "Principal Sellers"), dated as of the date hereof
            --------------------------------------------------------------------


Ladies and Gentlemen:

     Reference is made to the Merger Agreement pursuant to which Amitek will merge with and into the Buyer on the terms and subject to the conditions of the Merger Agreement. The parties hereto hereby agree as follows:

1. DEFINITIONS. Capitalized terms used but not otherwise defined in this letter agreement are used herein as defined in the Merger Agreement.

2. CLOSING. Effective on and as of the date hereof, the parties have agreed on the form and substance of the Merger Agreement and the agreements and documents listed on the Closing Agenda attached hereto as Exhibit A (collectively, the "Transaction Documents"), and all of the Transaction Documents have been executed and delivered by the parties.

3. CENTENNIAL ADJUSTMENT. Buyer agrees to repurchase on or before September 30, 1999, all of the capital stock, and options, warrants or other securities convertible into or exchangeable for capital stock, of the Buyer owned by Centennial Technologies, Inc. ("Centennial") as of the date hereof or hereafter acquired (the "Centennial Securities"); PROVIDED, HOWEVER, that the grant to Centennial of warrants for up to 100,000 shares of Common Stock of the Buyer, with an exercise price of at least $6.00 per share, in connection with such repurchase shall be permitted and such warrants shall not be considered Centennial Securities hereunder. In the event that the Buyer shall fail to repurchase the Centennial Securities on or before September 30, 1999, the Buyer shall, on or prior to October 2, 1999, authorize, issue and deliver to the Sellers an amount of Century Common Stock equal to 108,718 shares (such number of shares calculated as set forth in Exhibit B hereto).

4. CLOSING DATE PURCHASE PRICE ADJUSTMENT. The Buyer hereby acknowledges the receipt of the Estimated Closing Date Balance Sheet (attached as Exhibit C hereto) and waives the requirement for three business days prior notice under Section 2.10(a) of the Merger

Amitek Corporation                    -2-                         July 30, 1999


    AGREEMENT. Notwithstanding Section 2.10(b) of the Merger Agreement, no adjustment to the Purchase Price shall be made on the Closing Date in respect of the Estimated Closing Date Net Book Value; provided, however, that if the Buyer fails to deliver to the Principal Sellers the Draft Closing Date Balance Sheet within the 60-day period referred to in Section 2.11(a) of the Merger Agreement, any adjustment to the Purchase Price that would have been made on the Closing Date pursuant to Section 2.10(b) but for this letter agreement shall be made on the 70th day following the Closing Date in the manner and subject to the limitations set forth in
    Section 2.10(b). This letter shall in no way affect the provisions of
    Section 2.11 of the Merger Agreement, provided that to the extent such provisions are applicable, the Closing Date Upward Adjustment and the Closing Date Downward Adjustment shall be zero.

5. MISCELLANEOUS. Except to the extent amended or modified by this letter agreement, the provisions of the Merger Agreement shall remain unmodified and the Merger Agreement as amended and modified hereby is confirmed as being in full force and effect. No party may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that the Buyer may (i) assign any and all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder. This letter agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.




               [Remainder of this page intentionally left blank]

                                   EXHIBIT B

                       SPREADSHEETS RE: SHARE CALCULATION

Advest Investment Banking          Amitek/Century Merger           CONFIDENTIAL
                        Consideration - Without Centennial Buyback


                    -------------------------------------------------------------------
                              Cash           Note        Sub Total         Shares-C-
                    -------------------------------------------------------------------
Consideration              6,475,000      8,525,000      15,000,000        2,384,171
-------------
AAA Distribution                   0            N/A             N/A

LOMBARDO(a)                  350,000        308,000         658,000          113,773
SIMMONS                            0        198,000         198,000           34,132
WINANS                             0        400,000         400,000
DROPKIN                            0        400,000         400,000
BONUS POOL(b)                471,000              0         471,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
SUBTOTAL                     821,000      1,306,000       2,127,000          147,905

---------------------------------------------------------------------------------------
Bal to Amitek Sh           5,654,000      7,219,000      12,873,000        2,236,266
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
KWON             19.66%    1,111,853      1,419,609       2,531,463          439,759
THE PARKS                  4,542,147      5,799,391      10,341,537        1,796,507
---------------------------------------------------------------------------------------
                           5,654,000      7,219,000      12,873,000        2,236,266
---------------------------------------------------------------------------------------


(a) Mark will get $458K in quasi-note payments, but only $308K deducted from Park note as Century will get $K @ exercise
(b) present value of bonus pool of $490K per schedule, paid at 12/17/99
(c) Lombardo and Simmons get options in Century for the number of shares shown

Advest Investment Banking          Amitek/Century Merger           CONFIDENTIAL
                        Consideration - Without Centennial Buyback


                                                           Centennial Not Bought Back
                                                          ----------------------------
Century common and pref o/s now                             10,687,174     10,687,174
Centennial repurchase                                                0              0
                                                          ----------------------------
           common outstanding                               10,687,174     10,687,174
Century options o/s now                    1,105,500
Century warrants o/s now                     127,397
                                         ------------
equivalent common o/s                      1,232,897

Park #shares = P = 16.9%[P + 10,687,174 + .8*(1,232,897)]                   2,374,031

Century additional warrants
           Centennial                              0 at 6.00
           Fidelity                           60,000 at 6.00
           Needham                                 0 at 80% IPO
                                         ------------
           Park at 16.9%                      60,000                           10,140
                                                                          ------------
                                                                            2,384,171
                                                                          ------------
                                         rounded to whole shares            2,384,171
                                                                          ------------
less options to Mark and Larry                                               (147,905)
                                                                          ------------
Outstanding shares to Amitek shareholders                                   2,236,266
Existing shares                                                            10,687,174
                                                                          ------------
           total outstanding                                               12,923,440    17.30% amitek %

Options and warrants overhang
                             1,232,897
                                60,000
                               147,905
                            -----------
                             1,440,802                                      1,440,802
                                                                          ------------
           fully diluted                                                   14,364,242   15.57% amitek %


Advest Investment Banking          Amitek/Century Merger           CONFIDENTIAL
                        Consideration - With Centennial Buyback


                    -------------------------------------------------------------------
                              Cash           Note        Sub Total         Shares-C-
                    -------------------------------------------------------------------
Consideration              6,475,000      8,525,000      15,000,000        2,275,453
-------------
AAA Distribution                   0            N/A             N/A

LOMBARDO(a)                  350,000        308,000         658,000          113,773
SIMMONS                            0        198,000         198,000           34,132
WINANS                             0        400,000         400,000
DROPKIN                            0        400,000         400,000
BONUS POOL(b)                471,000              0         471,000
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
SUBTOTAL                     821,000      1,306,000       2,127,000          147,905

---------------------------------------------------------------------------------------
Bal to Amitek Sh           5,654,000      7,219,000      12,873,000        2,127,548
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
KWON             19.66%    1,111,853      1,419,609       2,531,463          418,380
THE PARKS                  4,542,147      5,799,391      10,341,537        1,709,168
---------------------------------------------------------------------------------------
                           5,654,000      7,219,000      12,873,000        2,127,548
---------------------------------------------------------------------------------------


(a) Mark will get $458K in quasi-note payments, but only $308K deducted from Park note as Century will get $ @ exercise
(b) present value of bonus pool of $490K per schedule, paid at 12/17/99
(c) Lombardo and Simmons get options in Century for the number of shares shown

Advest Investment Banking          Amitek/Century Merger           CONFIDENTIAL
                        Consideration - With Centennial Buyback


                                                            Centennial Bought Back
                                                          ----------------------------
Century common and pref o/s now                             10,687,174     10,687,174
Centennial repurchase                                         (666,667)      (666,667)
                                                          ----------------------------
           common outstanding                               10,020,507     10,020,507
Century options o/s now                    1,105,500
Century warrants o/s now                     127,397
                                         ------------
equivalent common o/s                      1,232,897

Park #shares = P = 16.9%[P + 10,020,507 + .8*(1,232,897)]                   2,238,452

Century additional warrants
           Centennial                        100,000 at 6.00
           Fidelity                           60,000 at 6.00
           Needham                           200,000 at 80% IPO
                                         ------------
           Park at negotiated amount         360,000                           37,001
                                                                          ------------
                                                                            2,275,453
                                                                          ------------
                                         rounded to whole shares            2,275,453
                                                                          ------------
less options to Mark and Larry                                               (147,905)
                                                                          ------------
Outstanding shares to Amitek shareholders                                   2,127,548
Existing shares                                                            10,020,507
                                                                          ------------
           total outstanding                                               12,148,055    17.51% amitek %

Options and warrants overhang
                             1,232,897
                               360,000
                               147,904
                            -----------
                             1,740,801                                      1,740,801
                                                                          ------------
           fully diluted                                                   13,888,856   15.32% amitek %


                                   EXHIBIT C

                        ESTIMATED CLOSING DATE BALANCE SHEET

                                 AMITEK CORPORATION
                           ESTIMATED CLOSING BALANCE SHEET
                                    JULY 28, 1999
                                        (000)

                      ASSETS

CURRENT ASSETS
  Cash                                          $50
  Accounts Receivable                        11,600
  Less Allowance                                (64)
                                            -------
    Net Accounts Receivable                  11,536
                                            -------

Receivable From Affiliate
Inventories                                  10,687
Note Receivable
Loans and Advances From Affiliates
Prepaid Expenses
Other Assets                                     41
                                            -------

    Total Current Assets                     22,494

PROPERTY AND EQUIPMENT
  Furniture and Fixtures                        343
  Manufacturing Equipment                     5,341
  Leasehold Improvements                        197
  Office Equipment                              519
                                            -------
    Subtotal                                  6,400
                                            -------

Less Accumulated Depreciation                (1,750)

    Total Property and Equipment              4,650

OTHER ASSETS
  Goodwill
  Misc. Receivables                               0
  Refundable Deposits                             0
  Other                                         655
                                            -------

      TOTAL ASSETS                          $27,799
                                            -------
                                            -------

      LIABILITIES & EQUITY

CURRENT LIABILITIES
  Bank Line of Credit                       $12,500
  Accounts Payable and Accrued Expenses      11,050
  Account Payable to Affiliate
  Current Portion of Lease Payable              800
  Loan to Affiliate
                                            -------

    TOTAL CURRENT LIABILITIES                24,350

Lease Commitments Less Current Portion        1,249

Stockholder Loans Payable

Subordinated Liabilities

Stockholders' Equity
  Commons Stock                                   1
  Additional Paid In Capital                  2,700
  Accumulated Deficit                          (501)
                                            -------
    Total Equity                              2,200
                                            -------

      TOTAL LIABILITIES AND EQUITY          $27,799
                                            -------
                                            -------

Amitek Corporation                  -3-             July 30, 1999



                             Very truly yours,

                             CENTURY ELECTRONICS MANUFACTURING, INC.



                             By: /s/ James Roller
                                 -------------------------------------------
                                 Name:  James M. Roller
                                 Title: Vice President - Finance


Accepted and Agreed:
AMITEK CORPORATION


By: /s/ Myung Ho Park
    -----------------------------------------
    Name:  Myung Ho Park
    Title: President


THE PRINCIPAL SELLERS


/s/ Myung Ho Park
----------------------------------------------


/s/ Yoon Jung Park
-----------------------------------------------